UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

GENON ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 357-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 14, 2012, GenOn Energy, Inc., a Delaware corporation (“GenOn”), completed its previously announced merger (the “Merger”) with Plus Merger Corporation, a Delaware corporation (“Merger Sub”) and wholly owned subsidiary of NRG Energy, Inc., a Delaware corporation (“NRG”), in accordance with the Agreement and Plan of Merger, dated as of July 20, 2012, by and among GenOn, NRG and Merger Sub (the “Merger Agreement”).  GenOn was the surviving corporation in the Merger and, as a result of the Merger, became a wholly-owned subsidiary of NRG.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, GenOn terminated the Credit Agreement dated September 20, 2010, by and among GenOn, GenOn Americas, Inc., a Delaware corporation and a wholly-owned subsidiary of GenOn (“GenOn Americas”),  JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Prior Credit Agreement”), and all amounts owed and obligations outstanding under the Prior Credit Agreement (other than indemnities and certain contingent obligations) were repaid and satisfied in full.

In addition, the information under Item 3.03 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note to this Current Report on Form 8-K, on December 14, 2012, GenOn completed the Merger pursuant to the Merger Agreement and became a wholly-owned subsidiary of NRG.  Pursuant to the terms of the Merger Agreement, at the effective time of the Merger:

(i)             each share of common stock, par value $0.001 per share, of GenOn (“GenOn Common Stock”) issued and outstanding (other than any shares of GenOn Common Stock owned or held directly or indirectly by NRG, GenOn, Merger Sub or any of their respective subsidiaries, which were cancelled upon completion of the Merger), was automatically converted into the right to receive 0.1216 fully paid and nonassessable shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of NRG (“NRG Common Stock”);

(ii)   (x) each outstanding option to purchase GenOn Common Stock granted prior to 2012, whether vested or unvested (each, a “GenOn Stock Option”), automatically vested and was converted into an option in respect of NRG Common Stock (each, an “NRG Stock Option”) on the same terms and conditions as were otherwise applicable to such GenOn Stock Option prior to the Merger, with the number of shares subject to such option and the per share exercise price appropriately adjusted based on the Exchange Ratio and (y) each outstanding GenOn Stock Option granted in 2012 was converted into an option in respect of NRG Common Stock with the number of shares subject to such option and the per share exercise price appropriately adjusted based on the Exchange Ratio, and remains subject to the same terms and conditions (including vesting conditions) as otherwise applicable to such GenOn Stock Option prior the Merger; and

(iii)  (x) all outstanding awards of GenOn restricted stock units (“GenOn RSUs”) granted prior to 2012, whether or not vested or subject to performance conditions, were converted into shares of NRG Common Stock based on the Exchange Ratio and (y) all outstanding GenOn RSUs that were granted in 2012 and remained unvested as of the effective time of the Merger were assumed by NRG and converted into unvested restricted stock units of NRG, with the number of shares subject to such restricted stock units appropriately adjusted based on the Exchange Ratio and the performance targets equitably adjusted pursuant to the Merger Agreement, and otherwise remain subject to the terms and conditions applicable to such GenOn RSUs prior to the Merger.

The description of the Merger and the Merger Agreement contained in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to GenOn’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 23, 2012.

In addition, on December 14, 2012, NRG and GenOn issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Contemporaneously with the closing of the Merger and as a refinancing of the Prior Credit Agreement, GenOn and GenOn Americas (together, the “Borrowers”) entered into a secured intercompany Revolving Credit Agreement with NRG, as the administrative agent for the lenders (“Agent”), and the lenders from time to time party thereto (the “Lenders”) (the “New Credit Agreement”).  NRG is currently the sole Lender under the New Credit Agreement. The New Credit Agreement provides for a $500 million revolving credit facility, all of which is available for revolving loans and letters of credit.  Substantially concurrent with the consummation of the Merger, letters of credit with an aggregate available amount of approximately $226 million were rolled-over from the Prior Credit Agreement to the New Credit Agreement, but no revolving loans were drawn.  In connection with the execution of the New Credit Agreement, certain of GenOn’s domestic subsidiaries (the “Guarantors”) entered into a Guarantee Agreement pursuant to which such Guarantors guaranteed amounts borrowed and obligations incurred under the New Credit Agreement.

The New Credit Facility has a three year maturity.  The principal amount of the New Credit Facility may be paid from time to time during the term of the New Credit Agreement without premium or penalty, with the balance payable at maturity.

Subject to certain exceptions, the New Credit Facility is subject to mandatory prepayments in amounts equal to: (a) 100% of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Borrowers or any of their Restricted Subsidiaries (as defined below) in excess of a certain amount and subject to customary reinvestment provisions and (b) 100% of the net cash proceeds from the issuance or incurrence of debt (other than debt permitted under the New Credit Agreement) by the Borrowers or any of the Guarantors.

At GenOn’s election, the interest rate per annum applicable to the loans under the New Credit Facility will be determined by reference to either (x) the base rate (as defined therein) plus 2.50% per annum or (y) the LIBOR rate (as defined therein) plus 3.50% per annum.

The New Credit Agreement contains a number of customary affirmative and negative covenants, including,  among other things, covenants that will limit or restrict the ability of the Borrowers and certain of their Subsidiaries (the “Restricted Subsidiaries”) to: incur additional debt (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions; sell assets and enter into sale-leaseback transactions; pay dividends and make other payments in respect of capital stock and subordinated debt; make acquisitions, investments, loans and advances; engage in transactions with affiliates; change their fiscal year; and become a borrower under or otherwise provide credit support for certain debt facilities of their parent entities.

The New Credit Agreement contains customary events of default, including nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of other covenants set forth in the New Credit Agreement; cross-default to material indebtedness; bankruptcy events; certain ERISA events; material judgments; actual or asserted invalidity or non-perfection of any security interest in the collateral; actual or asserted invalidity of the guarantee by the Guarantors; and change of control.

In connection with the execution of the New Credit Agreement, on December 14, 2012, (a) Agent acceded in its capacity as agent for the Lenders to that certain Collateral Trust Agreement dated as of December 3, 2010 by and among the Borrowers, the Guarantors, U.S. Bank National Association, as collateral trustee (“Collateral Trustee”), JPMorgan Chase Bank, N.A., in its capacity as agent for the lenders under the Prior Credit Agreement, and the secured commodity hedging counterparties and the other persons from time to time party thereto (the “Collateral Trust Agreement”) and (b) the New Credit Agreement replaced the Prior Credit Agreement for all purposes under the Collateral Trust Agreement.  In addition, pursuant to a Joinder, Acknowledgement, and Reaffirmation of Security Agreement dated as of December 14, 2012, by and among the Borrowers, the Guarantors, the Collateral Trustee and Agent, the Borrowers and Guarantors reaffirmed the first priority security interests granted in substantially all of their assets (subject to customary exceptions) in favor of the Collateral Trustee for the benefit of Agent and the Lenders.

The description of the New Credit Agreement contained in this Current Report on Form 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the New Credit Agreement, which will be filed as an exhibit in a subsequent report of GenOn under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 14, 2012, GenOn notified the New York Stock Exchange (the “NYSE”) of the completion of Merger and requested that trading of GenOn Common Stock on the NYSE be suspended. GenOn also requested that the NYSE file with the SEC a notification on Form 25 to remove the GenOn Common Stock from listing on the NYSE and from registration under Section 12(b) of the Exchange Act.

In addition, GenOn intends to file with the SEC a certification and notice of termination on Form 15 requesting the termination of the registration of GenOn Common Stock under Section 12(g) of the Exchange Act.

Item 3.03 Material Modification to Rights of Security Holders.

The information under Item 2.01 is incorporated herein by reference.

In addition, pursuant to the terms of the Merger Agreement, on December 14, 2012, GenOn entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of January 15, 2001, between RRI Energy and Computershare Trust Company, N.A., as successor rights agent, as amended (as amended, the “Rights Agreement”).  Pursuant to the Amendment, concurrently with the completion of the Merger, the Rights Agreement was terminated.  In connection with such termination, all of the rights to purchase Series A Preferred Stock of GenOn were cancelled without any consideration therefor.  The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 5.01. Changes in Control of the Registrant.

The disclosure under Item 2.01 of this report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, all of the individuals who were serving as directors of GenOn immediately prior to the Merger ceased serving in such capacities, and the sole director of Merger Sub, Mr. David Crane, President and Chief Executive Officer of NRG, became the sole director of GenOn.

In addition, following the completion of the Merger, all of the individuals who were serving as officers of GenOn immediately prior to the effective time of the Merger ceased serving in such capacities.

Among others, Mr. David Crane was appointed as the President of GenOn and Mr. Kirkland Andrews was appointed as one of the Vice Presidents of GenOn.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger, the certificate of incorporation of GenOn, as the surviving corporation in the Merger, was amended and restated in its entirety to read as the certificate of incorporation of Merger Sub, and the by-laws of GenOn were amended and restated in their entirety to read as the bylaws of Merger Sub.

The amended and restated certificate of incorporation and by-laws are attached hereto as Exhibit 3.1 and Exhibit 3.2 respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. (incorporated by reference to Exhibit 2.1 to GenOn’s Current Report on Form 8-K filed with the SEC on July 23, 2012).

3.1	Fourth Amended and Restated Certificate of Incorporation of GenOn Energy, Inc., effective as of December 14, 2012.

3.2	Eighth Amended and Restated By-Laws of GenOn Energy, Inc., effective as of December 14, 2012.

4.1	Amendment No. 2, dated as of December 14, 2012, to the Rights Agreement dated as of January 15, 2001 between RRI Energy and Computershare Trust Company, N.A., as successor rights agent.

99.1	Joint Press Release, dated December 14, 2012, announcing the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENON ENERGY, INC.

	By:	/s/ Kirkland B. Andrews
Name: Kirkland B. Andrews
Title: Executive Vice President,
Chief Financial Officer

Date: December 14, 2012

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc., Plus Merger Corporation and GenOn Energy, Inc. (incorporated by reference to Exhibit 2.1 to GenOn’s Current Report on Form 8-K filed with the SEC on July 23, 2012).

3.1	Fourth Amended and Restated Certificate of Incorporation of GenOn Energy, Inc., effective as of December 14, 2012.

3.2	Eighth Amended and Restated By-Laws of GenOn Energy, Inc., effective as of December 14, 2012.

4.1	Amendment No. 2, dated as of December 14, 2012, to the Rights Agreement dated as of January 15, 2001 between RRI Energy and Computershare Trust Company, N.A., as successor rights agent.

99.1	Joint Press Release, dated December 14, 2012, announcing the completion of the Merger.